Exhibit10.197









                          LOAN AND SECURITY AGREEMENT


      THIS LOAN AND SECURITY AGREEMENT (the "Agreement") dated as of May 28, 1999 by and between Litchfield Financial Corporation, a Massachusetts corporation having its chief executive offices at 430 Main Street, Williamstown, Massachusetts 01267, LFC Realty, Inc., a Delaware corporation having its chief executive offices at 430 Main Street, Williamstown, Massachusetts 01267 (hereinafter referred to, individually and collectively, as the "Borrower") and MetroWest Bank, a Massachusetts savings bank having its chief executive offices at 15 Park Street, Framingham, Massachusetts 01701 (the "Bank");

                        W I T N E S S E T H:

                              Recitals

      On the terms and subject to the conditions set forth in this Agreement, the Bank has agreed to provide to the Borrower a secured revolving credit facility.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

S1.   DEFINITIONS AND RULES OF INTERPRETATION.

S2.   Definitions.  In addition to those terms which are defined elsewhere in this Agreement, the following terms contained in this Agreement shall have the meanings set forth below.

      Agreement has the meaning specified in the Preamble and all amendments, modifications, restatements and supplements hereto.

      Availability means, at the time of reference, an amount equal to the lesser of (a) the Bank's Credit Commitment, and (b) the Collateral Value of the Borrowing Base.

      Balance Sheet Date means December 31, 1998.

      Borrowing Base means the borrowing base amount determined by the Bank pursuant to S3 hereof.

      Borrowing Base Certificate means a Borrowing Base Certificate in substantially the form of Exhibit B hereto.

      Business Day means any day which is not a Saturday, Sunday or any other day on which banking institutions in Boston, Massachusetts are permitted or required by law to remain closed.



      Closing Date means May 28, 1999.

      Collateral means all property, and all proceeds thereof, from time to time subject to the security interests created hereby securing the indebtedness evidenced by the Note and the other obligations of the Borrower hereunder, including, without limitation, the following:

(1) All Mortgage Loans, Mortgage Notes, Mortgages and other Collateral Documents deposited with or possessed by or for the account of the Bank hereunder, or held for delivery to the Bank hereunder, or delivered by the Bank to the Borrower or a purchaser for purposes of correction or sale, and all proceeds thereof;

(2) All payments and prepayments of principal, interest and other income due or to become due on all Mortgage Loans, and all proceeds therefrom, and the benefits and proceeds and all the right, title and interest of every nature whatsoever of the Borrower in and to such property including, without limitation, the following:

S2.1. All rights, liens and security interests existing with respect to, or as security for, all Mortgage Loans;

S2.2. All hazard insurance policies, title insurance policies and condemnation proceeds with respect to any Mortgage Notes and with respect to property securing any Mortgage Loans; and

S2.3. All prepayment premiums and late payment charges;

(3) All files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records, and other records, information and data of the Borrower relating to Mortgage Loans and necessary or desirable for the Bank to have to administer, service or sell such Mortgage Loans;

(4)   The Proceeds Account;

(5)   All other Related Assets; and

(6) Any other property and proceeds thereof that may, from time to time hereafter, be subject to the security interests created by the Loan Documents.

      Collateral Documents means those documents required to be delivered to the Bank in order for Mortgage Loans to be deemed to be Qualified Mortgage Collateral.



     Collateral Value means, with respect to any Qualified Mortgage Collateral, an amount equal to the aggregate of (a) sixty-five percent (65%) of the Origination Price of any Pre-Sold Mortgage Loans and (b) fifty percent (50%) of the Origination Price of any Spec Mortgage Loans.

      Credit means the line of credit established by this Agreement.

      Credit Commitment means the Bank's commitment to make Loans to the Borrower in the maximum aggregate amount of $5,000,000.00, as the same may be reduced from time to time pursuant to the terms of the Agreement.

      Default has the meaning set forth in S11 hereof.

      Drawdown Date means the date on which any Loan is made or is to be made.

      Event of Default has the meaning set forth in S11 hereof.

      Financing Statements means financing statements for filing under the Uniform Commercial Code necessary to perfect the Bank's security interests in the Collateral.

      Generally Accepted Accounting Principles or GAAP means, (1) when used in general, principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, as shall be concurred in by independent certified public accountants of recognized standing whose report expresses an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been applied; and
(2) when used with reference to the Borrower, such principles shall include (to the extent consistent with such principles) the accounting practices reflected in the financial statements for the year ended on the Balance Sheet Date.

      Indebtedness means all obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including, in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

      Loan Documents means this Agreement, the Security Documents and the Note.



 Loan or Loans means the loans made by the Bank to the Borrower pursuant to this Agreement.

      Loan Request means a written request for a Loan made pursuant to S2.5 of this Agreement, substantially in the form of Exhibit C hereto.

      Mortgage means a mortgage or deed of trust on a real property.

      Mortgage Collateral means Mortgage Notes pledged to the Bank by the Borrower pursuant to this Agreement.

      Mortgage Loan means a loan secured by a Mortgage.

      Mortgage Note means a note, bond or other evidence of indebtedness secured by a Mortgage.

      Net Proceeds means the total amount of proceeds realized by the Borrower or seller (as appropriate) on account of any sale or other disposition of any Mortgage Loan or Underlying Property, minus any reasonable customary closing costs, approved by the Bank in each instance (in its reasonable discretion) normally associated with said disposition.

      Note means the promissory note delivered to the Bank pursuant to this Agreement, substantially in the form of Exhibit D hereto, including all amendments and allonges thereto and any replacements and renewals thereof.

      Obligations means all indebtedness, obligations and liabilities of the Borrower to the Bank under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Note or other instruments at any time evidencing any thereof, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

      Origination Price means the unpaid principal amount of a Mortgage Note.

      Pre-Sold Mortgage Loan means those Mortgage Loans for which the Underlying Property is the subject of a Purchase and Sale Agreement, to which the Borrower has certified certain terms thereof to the Bank substantially in the form of Exhibit A hereto.

      Pre-Sold Mortgage Loan Certificate means a Pre-Sold Mortgage Loan Certificate in substantially the form of Exhibit A hereto.



      Proceeds Account means a non-interest paying demand deposit account established for the Borrower with the Bank in which the Bank is granted a security interest. Such account shall be in the name of the Bank and only the Bank will have the right to withdraw funds from such account.

      Purchase and Sale Agreement means an arms-length, fair market value agreement between the mortgagor of any Mortgage Loan and a bona-fide third party purchaser of the Underlying Property to which the purchaser has agreed to buy and the mortgagor has agreed to sell.

      Qualified Mortgage Collateral means a Mortgage Loan satisfying the following requirements:

(1)   The following documents have been delivered to the Bank:

                (a) The original Mortgage Note endorsed in blank by the Borrower.

                (b) A true copy of Mortgage, with evidence of appropriate recording and/or filing.

                (c) An executed assignment from the Borrower in recordable form of the Mortgage securing the Mortgage Note. All prior and interim assignments of the Mortgage shall have been duly recorded if, in the opinion of the Bank, local requirements require recordation. If a recorded assignment is required but not yet available, the Borrower shall instead deliver a copy of each such assignment and either an Officer's Certificate certifying that such copy is a true copy and that such assignment has been duly recorded or delivered for recordation or evidence of a recorder's receipt.

                (d) A marked-up title policy or a title insurance binder or title certificate which is in full force and effect and meets the requirements of subsection (ii)(b), below.

(2) Within thirty (30) days after initial delivery of such Mortgage Notes a mortgagee title insurance policy insuring that the Mortgage is a valid first lien on the real estate and being otherwise acceptable to the Bank in its discretion as to insurer, form and content shall be delivered to the Bank.

(3) Such Mortgage Loan is a binding and valid obligation of the obligor thereon, in full force and effect and enforceable in accordance with its terms.

(4) Such Mortgage Loan is free of any default of any party thereto (including the Borrower), counterclaims, offsets and defenses and from any rescission, cancellation or avoidance, and all right thereof, whether by operation of law or otherwise.


(5) No payment under such Mortgage Loan is more than thirty (30) days past due.

(6) Such Mortgage Loan is in all respects as required by and in accordance with all applicable laws, and regulations governing the same, including, without limitation, Fair Credit Reporting Act and Regulations, the Federal Truth-in-Lending Act and Regulation Z, the Federal Equal Credit Opportunity Act and Regulation B, the Federal Real Estate Settlement Procedures Act and Regulation X, the Federal Debt Collection Practices Act and any federal or state usury laws and regulations. All disclosures required by law, federal, state or local, were properly made by the Borrower (or, to the best of Borrower's knowledge, by the respective loan originator) prior to the closing of the Mortgage Loan.

(7) All advance payments and other deposits on such Mortgage Loan have been paid in cash, and no part of such sums has been loaned, directly or indirectly, by the Borrower to the obligor thereon.

(8) At all times such Mortgage Loan will be owned by the Borrower free and clear of all liens, encumbrances, charges, rights and interests of any kind, except pursuant to this Agreement, and the Bank has a perfected security interest in such Mortgage Loan.

(9) An appraisal has been obtained by the Borrower as of a date which is no later than ninety (90) days prior to the origination of the subject Mortgage Loan, and such appraisal satisfies all appraisal requirements specified in 12 CFR 34.1 through 34.47 and requirements of other bank regulatory agencies.

(10) Such Mortgage Loan is genuine, in all respects as appearing on its face or as represented in the books and records of the Borrower, and all information set forth therein is true and correct, and the current principal balance reflects only proceeds of such Mortgage Loan which have been fully disbursed.

(11) The property covered by such Mortgage Loan is insured against loss or damage by fire and all other hazards normally included within standard extended coverage in accordance with the provisions of such Mortgage Loan with the Borrower named as loss payee thereon, and the Borrower has furnished a letter of certification to the Bank (to be renewed annually) indicating that fire and hazard insurance will be held on behalf of the Bank for each Mortgage Loan.



(12) The property covered by such Mortgage Loan is free and clear of all liens except in favor of the Borrower (which has assigned any and all such liens to the Bank) and (1) the lien of current real property taxes and assessments not yet due and payable; (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record, as of the date of recording, acceptable to mortgage lending institutions generally and specifically referred to in a lender's title insurance policy delivered to the Borrower and (i) referred to or otherwise considered in the appraisal made for the Borrower or (ii) which do not materially adversely affect the appraised value of such property as set forth in such appraisal; and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage Loan or the use, enjoyment, value or marketability of the related property.

(13) Such Mortgage Loan was underwritten in compliance with the Underwriting Standards set forth on Exhibit F hereto.

(14) The Mortgage Note requires monthly payments of principal and/or interest, has a maximum maturity date of thirty years from its origination, and either (A) fully amortizes over the term thereof, or
      (B) provides for the amortization of principal over no greater than a thirty (30) year schedule.

(15)  Such Mortgage Loan is otherwise satisfactory to the Bank.

(16) There is no agreement with the mortgagor regarding any variation of the interest rate and schedules of payment (except as described in the Mortgage Note and Mortgage) or other terms and conditions of the Mortgage Loan, no mortgagor has been released from liability on the Mortgage Note, and no property has been released from the Mortgage (except in consideration of an appropriate proportionate principal payment which is reflected in the books and records of the Borrower). If the Mortgage Loan is a variable rate loan, the Borrower represents and warrants as of each Drawdown Date that all applicable notices required by law or regulation have been provided to the mortgagor and that the right to future changes in the interest rate and payment schedules has not been waived by the Borrower or any previous holder of the Mortgage Loan.

(17) There are no mechanic's lien or similar liens or claims which have been filed for work, labor or material affecting the subject property which are or may be liens prior to or equal with the lien of the Mortgage.

(18) The subject property is free of material damage and waste and is in average repair and there is no proceeding pending or threatened for the total or partial condemnation of the subject property, and the subject property is free and clear of all hazardous material to the best of Borrower's knowledge.

(19) The Borrower has no knowledge of any fact as to any Mortgage Loan which it has failed to disclose which would materially and adversely affect the value or marketability of such Mortgage Loan.



(20) The Borrower has no knowledge of any impediments to title that adversely affect the value, enjoyment or marketability of the Underlying Property.

(21)  Intentionally omitted.

(22) To the best of Borrower's knowledge, no hazardous or toxic materials or wastes or products regulated by law or ordinance or asbestos or asbestos products or materials or polychlorinated biphenyls or urea formaldehyde insulation have ever been used or employed in the construction, use or maintenance of the Underlying Property or have ever been stored, treated at or disposed of on the Underlying Property. However, in the event it has been determined that asbestos or asbestos products or asbestos materials have been used or employed in construction, use, or maintenance of the Underlying Property, a duly qualified appraiser or engineer must state that the material is in good repair or has been removed.

(23) To the best of Borrower's knowledge, there has not occurred nor has any person or entity alleged that there has occurred upon the Underlying Property any spillage, leakage, discharge or release into the air, soil or groundwater of any hazardous materials or regulated wastes.


(24) All taxes, filing fees and similar fees assessed by any state or local authority in connection with the execution, delivery or recording of the Mortgage have been paid.

      Related Assets means any and all documents, instruments, collateral agreements and assignments and endorsements for all documents, instruments and collateral agreements, referred to in the Mortgage Notes and/or Mortgages or related thereto, including, without limitation, guaranties, current insurance policies (flood insurance, if applicable; hazard insurance; title insurance and other applicable insurance policies) covering the subject property or relating to the Mortgage Notes and all files, books, papers, ledger cards, reports and records, including, without limitation, loan applications, mortgagor financial statements, credit reports and appraisals, relating to the Mortgage Loans. In all cases, the Related Assets shall be the original documents.

      Security Documents means all documents delivered to the Bank which evidence the Obligations and Collateral therefor.

      Spec Mortgage Loans means those Mortgage Loans to which the Underlying Property is not the subject of a Purchase and Sale Agreement. The Borrower agrees that Spec Mortgage Loans will account for not more than 40% of all Qualified Mortgage Loans. In the event that the aggregate of all Spec Mortgage Loans exceeds 40% of the Qualified Mortgage Loans, such additional Spec Mortgage Loans will not be available for inclusion in the Collateral Value.



   Termination Date means the date which is the earlier to occur of (i) 729 days after the Closing Date or (ii) the date on which the Bank accelerates the Obligations as the result of the occurrences of an Event of Default.

      Transmittal Letter means a letter from the Borrower to the Bank substantially in the form of Exhibit E hereto.

      Underlying Property means a parcel or parcels of land and improvement thereon encumbered by a Mortgage.

      Uniform Commercial Code means the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts, as amended from time to time (M.G.L., c. 106, S9-101 et seq.)

S3.   Rules of Interpretation.

S3.1. A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

S3.2. The singular includes the plural and the plural includes the singular.

S3.3. A reference to any law includes any amendment or modification to such law.

S3.4. A reference to any person includes its permitted successors and permitted assigns.

S3.5. Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

S3.6. The words "include," "includes" and "including" are not limiting.

S3.7. All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in Massachusetts, have the meanings assigned to them therein.

S3.8. Reference to a particular "S" refers to that section of this Agreement unless otherwise indicated.

S3.9. The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.
S1.1.






S4.   THE CREDIT FACILITY.

S5.   Commitment to Make Loans.

S5.1. Subject to the terms and conditions set forth in this Agreement, the Bank agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Termination Date upon notice by the Borrower to the Bank given in accordance with S2.5, such sums as are requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the Bank's Credit Commitment; provided, that the sum of the outstanding amount of the Loans (after giving effect to all amounts requested) shall not at any time exceed Availability.

S5.2. Upon the occurrence of any Default or Event of Default which is continuing, the Bank shall have no obligation to make any Loans to the Borrower hereunder.

S6.   Advances in Excess of Availability.  The Bank does not have any obligation to make any Loan such that the outstanding principal balance of the Loans exceeds Availability. The making of Loans and the providing of financial accommodations by the Bank in excess of Availability is for the benefit of the Borrower and does not affect the obligations of the Borrower hereunder; such Loans constitute Obligations. The making of any such Loans in excess of Availability on any one occasion shall not obligate the Bank to make any such Loans on any other occasion nor to permit such Loans to remain outstanding.

S7.   Note. At the time of the making of the first Loan hereunder, the
Borrower shall deliver to the Bank its original Note, payable to the order of the Bank in a principal amount equal to the Bank's Credit Commitment, and dated the date of delivery. The Note shall be in the form of Exhibit D hereto, shall mature on the Termination Date, and shall bear interest as set forth herein.

S8. Interest on Loans. Prior to the occurrence of an Event of Default, the outstanding principal amount of the Loans shall bear interest at the rate per annum equal to the aggregate of (a) the Bank's Corporate Base Rate (b) plus one percent (1.00%). Interest shall be payable (i) monthly in arrears on the first day of each calendar month of each year, commencing July 1,1999, and
(ii) on the Termination Date. As used herein, the Bank's Corporate Base Rate refers to that rate of interest announced from time to time by the Bank as its Corporate Base Rate, with changes in such rate to be effective, for purposes of calculation hereunder, on the same date such changes are made generally effective by the Bank to loans made by it.



S9.   Requests for Loans.  The Borrower shall give to the Bank written notice in the form of Exhibit C hereto (or telephonic notice confirmed in a writing in the form of Exhibit C hereto) of each Loan requested hereunder (a "Loan Request") no less than one (1) Business Day prior to the proposed Drawdown Date of any Loan. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Bank on the proposed Drawdown Date. Each of the representations and warranties made by or on behalf of the Borrower to the Bank in this Agreement or any other Loan Document shall be true and correct in all material respects when made and shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of the submission of any Loan Request and on and as of the Drawdown Date of such Loan (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse and to the extent that such representations and warranties expressly relate to an earlier date). All Loans will be advanced by wire transfer in accordance with procedures approved by the Bank in each instance.

S10. Maturity of the Loans. The Loans shall mature and shall be due and payable on the Termination Date. The Borrower promises to pay on the Termination Date, and there shall become absolutely due and payable on the Termination Date, all Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

S11. Mandatory Prepayments. If at any time the outstanding amount of the Loans shall exceed Availability, the Borrower shall immediately pay to the Bank in cash, or deliver to the Bank additional Collateral Documents meeting the requirements of this Agreement, or both, so that the sum of the cash paid and the Collateral Value of the Mortgage Loans related to the Collateral Documents so delivered shall equal or exceed the amount by which the outstanding amount of the Loans exceeds Availability. Any cash so paid shall be deemed to be the payment of principal on the Loans and shall be applied by the Bank in accordance with the provisions of S4.2 hereof.


S12.  DETERMINATION OF BORROWING BASE; COLLATERAL DOCUMENTS.

S13. Inclusion of Qualified Mortgage Collateral in Borrowing Base. The Borrower may, from time to time, transmit to the Bank Collateral Documents together with a Transmittal Letter, in duplicate, in the form of Exhibit E hereto. If the Bank, in its discretion, determines that such Collateral Documents and the related Mortgage Loans meet the requirements of this Agreement and that such Mortgage Loans are Qualified Mortgage Collateral, the Collateral Value of such Qualified Mortgage Collateral shall be included in the Borrowing Base, subject to the limitations set forth in this S3.1. In addition, the Bank reserves the right, in its sole discretion, at any time, to exclude Mortgage Loans from the Borrowing Base, whether or not the Collateral Documents have been delivered and whether or not the Borrowing Base limitations have been met.



S14. Custody of Collateral Documents. The Borrower will deliver to the Bank or its custodian, as directed by the Bank, the Mortgage Notes and other Collateral Documents with respect to all Mortgage Collateral included in the Borrowing Base.

S15. Pre-Sold Mortgage Loans. In order for any Mortgage Loan to be characterized as a Pre-Sold Mortgage Loan, the Borrower must deliver to the Bank, in addition to any other documents, certificates or other instruments which must be delivered pursuant to this Agreement, a Pre-Sold Mortgage Loan Certificate substantially in the form of Exhibit A hereto. In the event that any Mortgage Loan is not characterized by the Bank as a Pre-Sold Mortgage Loan, then the Mortgage Loan shall be a Spec Mortgage Loan.




S16.  CERTAIN GENERAL PROVISIONS.

S17.  Method of Payment.

S17.1.     All payments and prepayments of principal and all payments of interest and fees shall be made by the Borrower in immediately available funds.

S17.2.     All payments by the Borrower hereunder and under any of the other
Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Bank, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Bank to receive the same net amount which the Bank would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Bank certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

S17.3.     All payments of interest hereunder shall be by wire transfer to the
Bank.

S18. Application of Payments. For the purposes of interest calculations, payments of immediately available funds made by the Borrower to the Bank prior to midnight on any Business Day will be credited as of such Business Day.


S19. Computations. All computations of interest on the Loans and on any fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Any rate of interest which is determined with reference to the Base Rate shall vary from time to time as the Base Rate varies, any change in the rate of interest to become effective on the date of the announcement of the change in the Base Rate. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

S20.  Interest After Default; Late Fees.

S20.1. After the occurrence of an Event of Default (and continuing for so long as an Event of Default continues), principal and (to the extent permitted by applicable law) interest on the Loans and all other amounts payable hereunder or under any of the other Loan Documents shall bear interest, at the Bank's option, compounded monthly and payable on demand at a rate per annum equal to the Bank's Corporate Base Rate plus 5%. In no event, however, shall the interest rate hereunder exceed 18%.

S20.2.      Without derogating from the right of the Bank to accelerate the
Loans in the event of any default in the payment of any amounts due hereunder or under any of the other Loan Documents, if any payment due hereunder or under any of the other Loan Documents is not received by the Bank within fifteen (15) days of the due date for such payment, the Borrower shall pay to the Bank, on demand, a late charge equal to the greater of five percent (5%) of the amount of such payment or Fifteen Dollars ($15.00).

S21. Interest Limitation. Notwithstanding any other term of this Agreement or the Note or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any person liable hereunder or under the Note by the Bank shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any person liable therefor such lawful maximum, and any term of this Agreement, the Note, or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.



S22. Additional Costs, Etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall impose on the Bank any tax, levy, impost, duty, charge fees, deduction or withholdings of any nature or requirements with respect to this Agreement, the other Loan Documents, the Loans, the Bank's Credit Commitment, or any class of loans or commitments of which any of the Loans or the Credit Commitment forms a part, and the result of any of the foregoing is:

(1) to increase the cost to the Bank of issuing, renewing, extending or maintaining the Loans or the Bank's Credit Commitment; or

(2) to reduce the amount of principal, interest or other amount payable to the Bank hereunder on account of the Bank's Credit Commitment or the Loans; or

(3) to require the Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Bank from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by the Bank at any time and from time to time and as often as the occasion therefor may arise, pay to the Bank the additional amounts as will be sufficient to compensate the Bank for such additional cost, reduction, payment or foregone interest or other sum (after the Bank shall have allocated the same fairly and equitably among all customers of any class generally affected thereby).


S23.  DELIVERY OF COLLATERAL FOR SALE.

S24. Sale of Mortgage Collateral; Delivery to Purchasers. So long as no Event of Default has occurred and is continuing, any Mortgage Loan may be sold upon request of the Borrower, provided that such sale is evidenced by a bona-fide agreement to an unaffiliated third-party purchaser and is for adequate consideration (provided that after giving effect to such sale the Borrower is in compliance with the terms contained in all of the Loan Documents). The Borrower may direct the delivery of any of the Mortgage Loans for the purpose of sale and the Bank agrees to release its lien in the Mortgage Loan upon payment to the Bank (for credit against the Obligations of the Borrower under this Agreement) of all Net Proceeds realized by the Borrower on account of any such sale or disposition, or such lesser amount thereof necessary to cause the outstanding balance of the Loans not to exceed the Availability.



S25. Sale of Underlying Property; Delivery to Purchasers. So long as no Event of Default has occurred and is continuing, any Underlying Property may be sold upon request of the Borrower, provided that such sale is evidenced by a bona-fide agreement to an unaffiliated third-party purchaser and is for adequate consideration (provided that after giving effect to such sale the Borrower is in compliance with the terms contained in all of the Loan Documents) the Bank agrees to release its lien against the subject Underlying Property upon payment to the Bank (for credit against the Obligations of the Borrower under this Agreement) of all Net Proceeds realized by the Borrower on account of any such sale or disposition, or such lesser amount thereof necessary to cause the outstanding balance of the Loans not to exceed the Availability.

S26. Proceeds. All Net Proceeds of the sale of Collateral shall be paid directly to the Bank or its designee and applied to the payment of the Obligations. Any balance shall be deposited in the Proceeds Account. If proceeds are inadvertently remitted to the Borrower, it shall receive the proceeds in trust for the Bank subject to the security interests created hereby, and immediately remit the proceeds to the Bank.


S27.  COLLATERAL SECURITY.

S28. To secure the repayment of the Obligations and the performance of the Borrower's other obligations to the Bank hereunder and under the other Loan Documents, the Borrower hereby grants to the Bank a security interest in the Collateral.

S29. Unless a Default or Event of Default shall have occurred and then be continuing, the Borrower shall be entitled to receive and collect directly all sums payable to the Borrower in respect of the Collateral (such as regularly scheduled principal and interest payments) except proceeds from the prepayment, sale or other disposition thereof shall be deposited in to the Proceeds Account as provided in Section 5.2 hereof.

S30. Upon and during the occurrence of a Default or Event of Default, the Bank shall be entitled to receive and collect all sums payable to the Borrower in respect of any Collateral and (a) the Bank may, at its option, in its own name or in the name of the Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, (b) the Borrower shall, if requested by the Bank, forthwith pay to the Bank all amounts thereafter received by the Borrower upon or in respect of any of the Collateral, advising the Bank of the source of such funds, and (iii) all amounts so received and collected by the Bank shall be applied to the Loans as provided herein.

S31. The Borrower appoints the Bank as the Borrower's attorney-in-fact, with full power of substitution, for the purpose of taking such action and executing such documents, in the name of Borrower or otherwise, as the Bank may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment is coupled with an interest and is irrevocable. The Bank agrees promptly to notify Borrower after any such action or execution of instruments, provided that the failure to give such notice shall not affect the validity of such action or execution of instruments.

S32. Any item of Collateral (including Related Assets to any Mortgage Loan) held by the Borrower shall be held in trust by the Borrower for the benefit of, and as bailee for, the Bank, and shall be delivered to the Bank promptly upon the Bank's request.



S33. This Agreement shall create a continuing security interest in the Collateral and shall: (i) remain in full force and effect until payment in full of the Borrower's Note; (ii) be binding upon the Borrower, its successors and assigns; and (iii) inure to the benefit of the Bank and its successors, transferees and assigns.


S34. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Bank as follows:

S35.  Corporate Authority; Etc.

S35.1.     Incorporation; Good Standing. Each party comprising the Borrower
(i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign entity and is duly authorized to do business in each jurisdiction where the nature of its properties or its business requires such qualifications. Each party comprising the Borrower is duly licensed or approved to conduct a mortgage banking business under the laws of all states in which it conducts business and which require such licenses or approvals, and no such license or approval has been revoked or suspended, or an application therefor denied.

S35.2.     Authorization. The execution, delivery and performance of this
Agreement and the other Loan Documents to which the Borrower is or is to become a party and the consummation of the transactions contemplated hereby and thereby (i) are within the authority of the Borrower, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower, (iv) do not conflict with any provision of the charter documents or bylaws of, or any agreement or other instrument binding upon, the Borrower, and (v) will not result in the imposition of any liens or encumbrances on any of the assets of the Borrower other than liens or security interests granted to the Bank pursuant to the Loan Documents.
S35.3.     Enforceability.  The execution and delivery of this Agreement and the other Loan Documents to which the Borrower is or is to become a party will result in valid and legally binding obligations of the Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.



S36. Governmental Approvals. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is or is to become a party, the consummation of the transactions contemplated hereby and thereby and the validity and enforceability hereof and thereof do not require the approval or consent of, or filing with, any governmental agency or authority.

S37. No Default or Event of Default. No Default or Event of Default has occurred and is continuing and the Borrower is not in default in any respect under any obligation for borrowed money or in default under any other contract, agreement or obligation which default could result in an impairment of the ability of the Borrower to fulfill its obligations hereunder or an impairment of its financial position or business prospects.

S38. Financial Statements. The Borrower has furnished to the Bank a consolidated balance sheet of the Borrower as of the Balance Sheet Date, and a statement of income for the fiscal year then ended, accompanied by an auditor's report. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower as of such date involving material amounts, known to the officers of the Borrower, not disclosed in said balance sheet and the related notes thereto.

S39. No Material Changes, Etc. Since the Balance Sheet Date, there have been no changes in the assets, liabilities, financial condition or business of the Borrower other than changes in the ordinary course of business, the effect of which has not been in any case, or in the aggregate materially adverse.

S40. Taxes. The Borrower has filed all tax returns required to be filed with the United States and each State and possession of the United States where the Borrower is qualified to do business and in all other jurisdictions where such filings are required, and all taxes, assessments and other governmental charges due have been fully paid (except for payment of those amounts with respect to which the Borrower has contested in good faith by appropriate proceedings and has established adequate reserves in accordance with generally accepted accounting principles), and no extensions of the time of payment have been requested. The Borrower has paid or set up on its books reserves adequate for the payment of federal and state income and withholding tax liabilities.



S41. Litigation. There are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower or materially impair the right of the Borrower to carry on business substantially as now conducted by it, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of the Borrower, or which question the validity or enforceability of this Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

S42. Disclosure. Neither this Agreement nor any document delivered to the Bank hereunder by the Borrower or on its behalf to induce the Bank to enter into this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

S43. Franchises, Patents, Copyrights, Etc. The Borrower possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as conducted without known conflict with any rights of, or by, others.

S44. No Materially Adverse Contracts, Etc. The Borrower is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower. The Borrower is not a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower.

S45. Compliance With Other Instruments, Laws, Etc. The Borrower is not in violation of any provision of its charter or other organization documents, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower.

S46. Perfection of Security Interest. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Bank's security interest in the Collateral. The Collateral and the Bank's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral in which it has granted a security interest to the Bank free from any lien, security interest, encumbrance and any other claim or demand.


S47. AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that from the date hereof and as long as the Credit remains in effect or any indebtedness is outstanding hereunder:

S48. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all and fees provided for in this Agreement and the Note as well as all other sums owing pursuant to the Loan Documents.
S1.



S49. Maintenance of Office. The Borrower will maintain its chief executive office in Williamstown, Massachusetts, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Bank, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

S50. Records and Accounts. The Borrower will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties, contingencies, and other reserves, all in accordance with generally accepted accounting principles.

S51. Financial Statements, Certificates and Information. The Borrower will deliver to the Bank:

S51.1.     as soon as available, but in any event not later than ninety (90)
days after the end of each fiscal year of each party comprising the Borrower, the consolidated audited balance sheet of the Borrower at the end of such year, and the related audited statements of earnings and cash flows for such year, setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared by an independent certified public accountant acceptable to the Bank together with a written statement from such accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary for said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default, they shall disclose in such statement any such Default or Event of Default;

S51.2.     as soon as available, but in any event not later than forty-five
(45) days after the end of each of fiscal quarters of each party comprising the Borrower, copies of the consolidated unaudited balance sheet of the Borrower as at the end of such quarter, and the related unaudited statements of income and cash flows for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of each party comprising the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower on the date thereof (subject to year-end audit adjustments);

S51.3.     from time to time such other financial data and information as the
Bank may reasonably request.

S51.4.     Notices.

S51.5.     Defaults. The Borrower will promptly notify the Bank in writing of the occurrence of any Default or Event of Default, which writing will contain a detailed description of such Default or Event of Default and the action to be taken by the Borrower in response thereto. If any person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Borrower, the Borrower shall forthwith give written notice thereof to the Bank, describing the notice or action, the nature of the claimed default, and the action to be taken by the Borrower in response thereto.

S51.6.     Notification of Claims against Collateral. The Borrower will, immediately upon becoming aware thereof, notify the Bank in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral, or the rights of the Bank with respect to the Collateral, are subject.

S51.7.     Notice of Litigation and Judgments. The Borrower will give notice to the Bank in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or to which the Borrower is or is to become a party involving any claim against the Borrower that could reasonably be expected to have a materially adverse effect on the Borrower and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Bank, in writing, in form and detail satisfactory to the Bank, (i) immediately upon (and in any event within three (3) days of) the commencement thereof, notice of any litigation questioning the validity or enforceability of the Loan Documents, and (ii) within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower in an amount in excess of $10,000.00.

S52. Existence; Maintenance of Properties. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises. The Borrower (a) will cause all of its properties used or useful in the conduct of its business or the business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will continue to engage primarily in the businesses now conducted by it and in related businesses.



S53. Insurance. The Borrower will maintain with financially sound and reputable insurers, insurance with respect to its properties and its business against such casualties and contingencies as the Bank shall require, each of which policies shall be in form and with such companies and in such amounts as are acceptable to the Bank, including, without limitation, maintenance of its mortgage banker's blanket bond or individual errors and omissions policy and indemnity bond. Such insurance shall be endorsed in each case to require not less than 30 days' prior notice by the insurer in the event of cancellation to the Bank at the address first written above.

S54. Taxes. The Borrower will pay or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it or on any of its real properties, sales and activities or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that, if unpaid, might by law become a lien or charge upon any of such properties; provided that any such tax, assessment, charge, levy or claim with respect to properties need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

S55. Inspection of Properties and Books. The Borrower shall permit the Bank, or any designated representative of the Bank, to visit and inspect any of the properties of the Borrower to examine the books of account of the Borrower (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Bank may reasonably request. The Bank may conduct the foregoing examinations, visitations, inspections and discussions at the Borrower's expense at such reasonable times and intervals as the Bank may reasonably request.

S56. Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will comply with (a) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, (b) the provisions of its corporate charter, and other charter documents and by-laws, (c) all material agreements and instruments to which it is a party or by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments. If at any time while any Loan or the Note is outstanding or the Bank has any obligation to make Loans hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower will immediately take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Bank with evidence thereof.


S57. Further Assurances. The Borrower will cooperate with the Bank and execute such further instruments and documents as Bank shall reasonably request to carry out to the Bank's satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

S58. Appraisals. The Borrower will obtain appraisals for each Underlying Properties which appraisals will satisfy the requirements of 12 CFR 34.1 - 34.47, and the requirements of any other bank regulatory agency to which the Bank is subject. The Borrower will hold such appraisals as agent for the Bank. In addition, the Borrower will, at the request of the Bank, deliver originals or copies of such appraisals to the Bank.

S59. Use of Proceeds. The Borrower will use the proceeds of all Loans for its general working capital purposes.

S60. Qualified Mortgage Collateral. Each Mortgage Loan submitted by the Borrower to the Bank, or the Bank's custodian, for inclusion in the Borrowing Base will be a Qualified Mortgage Loan at the time of such submission.


S61. CONDITIONS TO INITIAL LOAN. The obligations of the Bank to make the initial Loan hereunder shall be subject to the satisfaction of the following conditions precedent:

S62. Certified Copies of Organization Documents. The Bank shall have received from the Borrower a copy, certified as of a recent date by a duly authorized officer of Borrower to be true and complete, of the corporate charter and any other organization documents of the Borrower as in effect on such date of certification.

S63. By-laws; Resolutions. All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Bank shall have been provided to the Bank. The Bank shall have received from the Borrower true copies of its by-laws and the resolutions adopted by its board of directors authorizing the transactions described herein, each certified by its secretary as of a recent date to be true and complete and not amended, modified or rescinded, and in full force and effect.

S64. Incumbency Certificate; Authorized Signers. The Bank shall have received from the Borrower an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower and giving the name and bearing a specimen signature of each individual who shall be authorized:

S64.1.     to sign, in the name and on behalf of the Borrower, each of the
Loan Documents to which the Borrower is or is to become a party;
S1.1.


S64.2.     to make Loan Requests; and

S64.3.     to give notices and to take other action on behalf of the Borrower under the Loan Documents.

S65. Opinion of Counsel Concerning Organization and Loan Documents. The Bank shall have received a favorable opinion addressed to the Bank and dated as of the Closing Date, in form and substance satisfactory to the Bank from independent counsel to the Borrower as to the matters described on Exhibit G hereto.

S66. Good Standing Certificates; Licenses. The Bank shall have received a certificate of good standing of the Borrower issued as of a recent date by the Secretary of State (and if applicable, the Department of Revenue) of the State in which the Borrower is incorporated, together with satisfactory opinions as to the currently effective licenses or approvals (if required) to conduct a mortgage banking business in each such State.

S67. Borrowing Base Certificate. The Bank shall have received the initial Borrowing Base Certificate dated as of the Closing Date.

S68. Note. The Bank shall have original of the Note duly executed and delivered by the Borrower.

S69.  Insurance.   The Bank shall have received true copies of documents
evidencing the insurance required by S8.7 hereof.

S70. Other Documents. The Bank shall have received a copy of such other documents as the Bank in its sole discretion may require.

S71. UCC Lien Searches. The Bank shall have received the UCC Perfection Certificate in the form of Exhibit H hereto, dated as of the Closing Date, signed by the Borrower's chief financial officer, and the results of the UCC lien searches of the Borrower in the appropriate States reflected thereon.


S72. CONDITIONS TO ALL LOANS. The following conditions must be satisfied or waived in writing by the Bank, prior to the making of any Loan:

S73.  Notice.  Receipt by the Bank of the Loan Request required by S2.5 hereof.

S74. Collateral Documents. The Bank shall have received the Collateral Documents required by S3 hereof.



S75. Borrowing Base Certificate. The Bank shall have received an updated Borrowing Base Certificate dated as of the Drawdown Date.

S76. Representations and Warranties. The representations and warranties made by the Borrower in this Agreement and in the other Loan Documents and all other representations in writing made hereafter by or on behalf of the Borrower in connection with the transactions contemplated by this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time each such Loan is requested (except to the extent of changes resulting from transactions contemplated by this Agreement and changes occurring in the ordinary course of business which are not materially adverse singly or in the aggregate to the Borrower taken as a whole, and to the extent that such representations and warranties relate expressly to an earlier date).

S77. No Defaults. After giving effect to the requested Loan, no event shall have occurred and be continuing and no condition shall exist which constitutes, or with the giving of notice or lapse of time or both, would constitute, an Event of Default.

S78. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof which in the opinion of special counsel for the Bank would make it illegal for the Bank to make Loans hereunder.

S79. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Bank and to special counsel to the Bank such special counsel shall have received all such counterpart originals or certified or other copies of such documents as either of them may reasonably request.

S80. Availability Not Exceeded. Following the funding of the requested Loan, the aggregate principal amount of Loans outstanding will not exceed the Availability.


S81.  EVENTS OF DEFAULT; ACCELERATION; ETC.

S82. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

S82.1.     the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, including, without limitation, any mandatory prepayments required pursuant to S2.7 hereof;



S82.2.     the Borrower shall fail to pay any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

S82.3.     the Borrower shall fail to comply with any of its covenants contained in S8 hereof or any of the other covenants contained in the Loan Documents;

S82.4.     the Borrower shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this S11) for fifteen (15) days after written notice of such failure has been given to the Borrower by the Bank;

S82.5.     any representation or warranty of the Borrower in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

S82.6.     the Borrower shall fail to pay at maturity, or within any
applicable period of grace, any obligation for borrowed money or credit received, or fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

S82.7.     the Borrower shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or of any substantial part of the assets of the Borrower or shall commence any case or other proceeding relating to the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower and the Borrower shall indicate its approval thereof, consent thereto or acquiescence therein;

S82.8.     a decree or order is entered appointing any such trustee,
custodian, liquidator or receiver or adjudicating the Borrower bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;



S82.9.     if any involuntary proceeding shall be commenced, against the
Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or similar law of any jurisdiction, now or hereafter in effect, and the Borrower has not discharged such proceeding within sixty (60) days after commencement thereof;

S82.10.    there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any uninsured final judgment against the Borrower that, with other outstanding uninsured final judgments, undischarged, against the Borrower, exceeds in the aggregate $50,000.00;

S82.11.    if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of each Bank party thereto, or interested therein, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

S82.12.    the Borrower shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrower;

then, and in every such event, so long as the same may be continuing, the Bank may, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement and the Note to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower.

S83. Termination of Commitments. If any one or more Events of Default specified in S11.1(g), S11.1(h), S11.1(i) hereof shall occur, the Credit Commitment shall forthwith terminate and the Bank shall be relieved of all obligations to make Loans to the Borrower. If any other Event of Default shall have occurred and be continuing, the Bank may, by notice to the Borrower, terminate the Credit Commitment hereunder, and, upon such notice being given, the Credit Commitment hereunder shall terminate immediately and the Bank shall be relieved of the further obligations to make Loans. No termination of Credit Commitment hereunder shall relieve the Borrower of any of the Obligations or any of its existing obligations to the Bank arising under other agreements or instruments.


S84. Rights of Enforcement. The Bank shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Bank shall have all and each of the following rights and remedies:



S84.1.     To collect the Collateral with or without the taking of possession of any of the Collateral;

S84.2.     To take possession of all or any portion of the Collateral.

S84.3.     To sell, lease, or otherwise dispose of any or all of the
Collateral, with or without the taking of possession of any of the Collateral.

S84.4.     To apply the Collateral or the proceeds of the Collateral towards
(but not necessarily in complete satisfaction of) the Obligations.

S84.5.     To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

S85. Sale of Collateral. (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Bank deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Bank's disposition of the Collateral.

           (b) Unless the Collateral threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Bank may provide the Borrower with such notice as may be practicable under the circumstances), the Bank shall give the Borrower at least seven (7) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. The Borrower agrees that such written notice shall satisfy all requirements for notice to the Borrower which are imposed under the UCC or other applicable law with respect to the Bank's exercise of the Bank's rights and remedies upon default.

           (c) The Bank may purchase the Collateral, or any portion of it at any sale held under this Article.

S86. Occupation of Business Location. In connection with the Bank's exercise of the Bank's rights under this Article, the Bank may enter upon, occupy, and use any premises owned or occupied by the Borrower. The Bank shall not be required to remove any of the Collateral from any such premises upon the Bank's taking possession thereof. In no event shall the Bank be liable to the Borrower for use or occupancy by the Bank of any premises pursuant to this Article, nor for any charge (such as wages for the Borrower's employees and utilities) incurred in connection with the Bank's exercise of the Bank's rights and remedies.

S87. Assembly of Collateral. The Bank may require the Borrower to assemble the Collateral and make it available to the Bank at the Borrower's sole risk and expense at a place or places which are reasonably convenient to the Bank.






S88.  Remedies.

S88.1.     Without limiting the foregoing remedies upon the occurrence of any
Event of Default, the Bank may exercise any and all rights it has under this Agreement and the Note and any other documents or instruments executed or delivered as collateral therefor or in connection therewith, under law or equity, and proceed to protect and enforce the Bank's rights by any actions of law, suit and equity or other appropriate proceeding, whether for specific performance, or for an injunction against a violation of any covenant contained herein or in the Loan Documents or in furtherance of the exercise any power granted hereby or thereby or by law.

           (b)  No remedy herein conferred upon the Bank or the holder of the
Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

S89. Appointment as Attorney-in-Fact. The Borrower hereby irrevocably constitutes and appoints the Bank, exercisable upon the occurrence (and during the continuance) of any Event of Default, as the Borrower's true and lawful attorney, with full power of substitution, to convert the Collateral into cash at the sole risk, cost, and expense of the Borrower, but for the sole benefit of the Bank. The rights and powers granted the Bank by the within appointment include but are not limited to the right and power to:

S89.1.     Prosecute, defend, compromise, or release any action relating to the Collateral;

S89.2.     Endorse the name of the Borrower in favor of the Bank upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Borrower on, and receive as secured party, any of the Collateral; and

S89.3.     Sign the name of the Borrower on any notice to the obligors on the
Collateral; sign the Borrower's name on any proof of claim in bankruptcy against any obligor on the Collateral.

S90. No Obligation to Act. The Bank shall not be obligated to do any of the acts or to exercise any of the powers authorized herein, but if the Bank elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to the Borrower for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Bank has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.

S91. Distribution of Collateral Proceeds. In the event that, following the occurrence or during the continuance of any Event of Default, the Bank receives any monies in connection with the enforcement of any of the security interest granted to the Bank hereunder, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

S91.1.     First, to the payment of, or (as the case may be) the reimbursement of, the Bank for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Bank in connection with the collection of such monies by the Bank, for the exercise, protection or enforcement by the Bank of all or any of the rights, remedies, powers and privileges of the Bank under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Bank against any taxes or liens which by law shall have, or may have, priority over the rights of the Bank to such monies;

S91.2.     Second, to the payment of (i)  any Obligations owing to the Bank for the payment of interest, principal, fees and expenses, and (ii) all other Obligations in such order or preference as the Bank may determine; provided, that the Bank may in its discretion make proper allowance to take into account any Obligations not then due and payable;

S91.3.     Third, upon payment and satisfaction in full or other provision for payment in full satisfactory to the Bank and the Bank of all of the Obligations, to the payment of any obligations required to be paid pursuant to S9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

S91.4.     Fourth, the excess, if any, shall be returned to the Borrower or to such other persons as are entitled thereto.


S92. SETOFF. Regardless of the adequacy of any Collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch where such deposits are held, but not including any custodial accounts held for the benefit of others) or other sums credited by or due from the Bank to the Borrower and any securities or other property of the Borrower in the possession of the Bank may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Bank.


S93. EXPENSES. The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein (b) any taxes (including any interest and penalties in respect thereof) payable by the Bank (other than taxes based upon the Bank's net income imposed by the jurisdiction in which its office is located), including any recording, mortgage, documentary or intangibles taxes in connection with the security interest granted hereunder and the other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement or any other Loan Document, including any taxes payable by the Bank after the Closing Date (the Borrower hereby agreeing to indemnify the Bank with respect thereto), (c) all title insurance premiums, appraisal fees, and the reasonable fees, expenses and disbursements of the Bank's counsel or any local counsel to the Bank incurred in connection with the preparation or enforcement of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable out-of-pocket fees, expenses and disbursements of the Bank incurred by the Bank in connection with the administration or interpretation of the Loan Documents and other instruments mentioned therein,
(e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of the Bank and the fees and costs of appraisers, engineers, or other experts retained by the Bank in connection with any enforcement proceedings) incurred by the Bank in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the administration thereof, and
(ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Bank's relationship with the Borrower, and (f) all reasonable out-of-pocket fees, expenses and disbursements of the Bank incurred in connection with UCC searches, UCC filings and/or mortgage recordings. The covenants of this S11 shall survive payment or satisfaction of payment of amounts owing with respect to the Note.


S94. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Bank from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby or thereby including, without limitation, (a) any claims or actions commenced against the Bank by virtue of its entry into or participation in any Loan Document, (b) any actual or proposed use by the Borrower of the proceeds of any of the Loans, (c) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower comprised in the Collateral, (d) the Borrower's entering into or performing this Agreement or any of the other Loan Documents, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding.
In litigation, or the preparation therefor, the Bank shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this S14 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this S14 shall survive the repayment of the Loan and the termination of the obligations of the Bank hereunder.

S95. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Note, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto or thereto shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Bank of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Note or any of the other Loan Documents remains outstanding or the Bank has any obligation to make any Loans. The indemnification obligations of the Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Bank hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to the Bank at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.


S96. NAME CHANGE AND ASSIGNMENT BY BORROWER. The Borrower shall give the Bank 30 days prior written notice of any change of name of the Borrower. All the terms of this Agreement, the other Loan Documents, and the Note shall be binding upon and inure to the benefit of the successors and assigns of the Borrower; provided that the Borrower shall not assign or transfer its rights under any of such documents without the prior written consent of the Bank, other than any assignment or transfer required as a matter of law or in connection with a merger or consolidation of the Borrower.


S97.  ASSIGNMENT AND PARTICIPATION.

S98. Conditions to Assignment by the Bank. Except as provided herein, the Bank may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of Credit Commitment and the same portion of the Loans at the time owing to it, and the Note held by it). From and after the effective date specified in any assignment agreement, the assignee thereunder shall be a party hereto and, to the extent provided in such assignment, have the rights and obligations of the Bank hereunder and this agreement shall be amended to reflect such assignment.

S99. Participations. The Bank may sell Participations to one or more banks or other entities in all or a portion of the Bank's rights and obligations under this Agreement and the other Loan Documents.

S100. Pledge By Lender. The Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the Federal Reserve Banks organized under S4 of the Federal Reserve Act, 12 U.S.C. S341. No such pledge or the enforcement thereof shall release the Bank from its obligations hereunder or under any of the other Loan Documents.

S101. No Assignment by the Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents, other than any assignment or transfer required as a matter of law or in connection with a merger or consolidation of the Borrower.

S102. Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard banking practices the Bank may disclose information obtained by the Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.


S103. NOTICES, ETC. Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or any of the other Loan Documents shall be in writing and shall be delivered by hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by facsimile and confirmed by delivery via one of the other acceptable means of delivery of notices, addressed as follows:

S103.1.    if to the Borrower,

                Litchfield Financial Corporation
                430 Main Street
                Williamstown, Massachusetts 01267
                Fax:  (413) 458-1015
                Attention:Amy S. Backiel, Vice President

                and

                LFC Realty, Inc.
                430 Main Street
                Williamstown, MA  01267
                Fax: (413) 450-1015
                Attention:    Amy S. Backiel

(1)   if to the Bank,
                MetroWest Bank
                15 Park Street
                Framingham, Massachusetts 01701
                Fax: (508) 879-8237
                Attention:Mr. Barry D. Bliss, Vice President

                with a copy to:
                Riemer & Braunstein LLP
                Three Center Plaza
                Boston, Massachusetts 02108
                Fax: (617) 723-6831
                Attention:Michael S. Fallman, Esquire

Any such notice or demand shall be deemed to have been duly given or made and to have become effective:

(2) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile; and

(3) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.


S104. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN S19 HEREOF. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

S105. HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.


S106. COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.


S107. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby and thereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in S24 hereof.


S108. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS. THE BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

S109. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other Loan Document or other instrument related hereto or thereto or mentioned herein or therein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other Loan Document or other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Bank. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.
S110. SEVERABILITY. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement as an instrument under seal as of the date first written above.

                                    LITCHFIELD FINANCIAL CORPORATION


                                    By:  /s/ Amy S. Backiel
                                    Title: Vice President

                                    LFC REALTY, INC.


                                    By:  /s/ Amy S. Backiel
                                    Title:  Vice President


                                    METROWEST BANK

                                    By: /s/ Barry Bliss
                                    Title:  Vice President